Exhibit 23.5





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-3/A of our report on Chex Services, Inc., for the year ended December 31, 2000, dated April 30, 2001, appearing in Form 8- K/A of Equitex, Inc., filed on March 6, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.



/S/ Silverman Olson Thorvilson & Kaufmann LTD
Silverman Olson Thorvilson & Kaufmann LTD
Minneapolis, Minnesota
May 2, 2002